EXHIBIT 21

LIST OF SUBSIDIARIES
OMEGA HEALTHCARE INVESTORS, INC.

Subsidiary	Jurisdiction of Incorporation
Arizona Lessor - Infinia, Inc.	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Street II, Inc.	Delaware
Canton Health Care Land, Inc.	Ohio
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.	Maryland
Copley Health Center, Inc.	Ohio
Delta Investors, I, LLC	Maryland
Delta Investors II, LLC	Maryland
Dixon Health Care Center, Inc.	Ohio
Florida Lessor - Emerald, Inc.	Maryland
Florida Lessor - Meadowview, Inc.	Maryland
Florida Lessor - West Palm Beach and Southpoint, Inc.	Maryland
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Hanover House, Inc.	Ohio
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor - Jeffersonville, Inc.	Maryland
Indiana Lessor - Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care Associates - Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
NRS Ventures, LLC	Kentucky
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI Asset (CA), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (PA), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (TX), LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (OH), LLC	Delaware
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland
OHI Asset, LLC	Delaware
OHIMA, Inc.	Massachusetts
Omega Acquisition Facility I, LLC	Delaware
Orange Village Care Center, Inc.	Ohio
Pavillion North, LLP	Pennsylvania
Pavillion North Partners, Inc.	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky
The Suburban Pavilion, Inc.	Ohio
Texas Lessor - Stonegate GP, Inc.	Maryland
Texas Lessor - Stonegate Limited, Inc.	Maryland
Texas Lessor - Stonegate, L.P.	Maryland
Washington Lessor - Silverdale, Inc.	Maryland
Wilcare, LLC	Ohio